EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

for Tender of

7¾% Senior Notes Due 2013

(the “outstanding notes”)

of

DIMON Incorporated

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender outstanding notes pursuant to the exchange offer described in the prospectus dated                     , 2003 (as the same may be amended or supplemented from time to time, the “prospectus”) of DIMON Incorporated, a Virginia corporation (the “Issuer”), if certificates for the outstanding notes are not immediately available, or time will not permit the outstanding notes, the Letter of Transmittal and all other required documents to be delivered to SunTrust Bank (the “exchange agent”) prior to 5:00 p.m., New York City time, on                     , 2003 or such later date and time to which the exchange offer may be extended (the “expiration date”), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the exchange agent, and must be received by the exchange agent prior to the expiration date. See “The Exchange Offer—Procedures for Tendering” in the prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the prospectus.

The exchange agent

for the exchange offer is:

SUNTRUST BANK

By Facsimile:	By Mail or Hand Delivery:

(804) 782-7855 Attention: Nancy Harrison Confirm by Telephone to: (804) 782-5726	SunTrust Bank Corp Trust Dept; HDQ 5310 919 East Main Street Richmond, Virginia 23219 Attention: Nancy Harrison

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, the outstanding notes indicated below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Procedures for Tendering.”

Name(s) of Registered Holder(s): ______________________________________________________
(Please Print or Type)

Signature(s):  _____________________________________________________________________

Address(es):  _____________________________________________________________________

________________________________________________________________________________

Area Code(s) and Telephone Number(s):  ________________________________________________

Account Number:  _________________________________________________________________

Date:  __________________________________

Certificate No(s). (if available)	Principal Amount of Outstanding Notes Tendered *
_______________________________________________	________________________________________________
_______________________________________________	________________________________________________
_______________________________________________	________________________________________________
_______________________________________________	________________________________________________
_______________________________________________	________________________________________________

*	Must be in integral multiples of $1,000 principal amount.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the exchange agent the certificates representing the outstanding notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes, into the exchange agent’s account at the book-entry transfer facility of The Depository Trust Company (“DTC”)) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:_____________________________________________	Authorized Signature:________________________________________

Address:__________________________________________	Name:___________________________________________
_________________________________________________	Please Print or Type
_________________________________________________

Title:____________________________________________

Telephone Number:__________________________________	Dated:___________________________________________

The institution that completes this form must communicate the guarantee to the exchange agent and must deliver the certificates representing any outstanding notes (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC) and the Letter of Transmittal to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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